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                                                                 EXHIBIT 99.B11



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Audits and Reports" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement No. 33-91770 (Form N-1A) of The Olstein Funds of our report dated September 26, 1997, included in the 1997 Annual Reports to shareholders.


                                                          /s/  Ernst & Young LLP

Philadelphia, Pennsylvania
February 27, 1998